CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-214041) and Form S-8 (No. 333-222875, 333-211651, 333-206567, 333-188954, 333-167174, 333-129866, 333-43820 and 333-65989) of Avon Products, Inc. of our report dated February 22, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
February 22, 2018